GLENBROOK LIFE AND ANNUITY COMPANY
                                           LAW AND REGULATION DEPARTMENT
                                           3100 Sanders Road, Suite J5B
                                            Northbrook, Illinois 60062
                                          Direct Dial Number 847-402-2400
                                              Facsimile 847-326-6742


Michael J. Velotta
Vice President, Secretary
and General Counsel

                                April 5, 2002



TO:         GLENBROOK LIFE AND ANNUITY COMPANY
            NORTHBROOK, ILLINOIS 60062

FROM:       MICHAEL J. VELOTTA
            VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:         FORM N-4 REGISTRATION STATEMENT
            UNDER THE SECURITIES ACT OF 1933 AND THE INVESTMENT COMPANY ACT OF 1940 FILE NO. 333-34356, 811-07351

     With reference to the Registration Statement on Form N-4 filed by ("Registration Statement") filed by Glenbrook Life and Annuity Company (the "Company"), as depositor, and Glenbrook Life and Annuity Separate Account A, as registrant, with the Securities and Exchange Commission covering the AIM Lifetime Enhanced Choice(sm)Contracts (the "Contracts"), I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that:

1. The Company is duly organized and existing under the laws of the State of Arizona and has been duly authorized to do business by the Director of Insurance of the State of Arizona.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

     I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.

Sincerely,


/s/ MICHAEL J. VELOTTA
------------------------------
Michael J. Velotta
Vice President, Secretary and
General Counsel